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                                                                     EXHIBIT 8.1

                    [LETTERHEAD OF CRAVATH, SWAINE & MOORE]

                                                                NOVEMBER 7, 1995

                                TIME WARNER INC.
                             TIME WARNER CAPITAL I
                           PREFERRED TRUST SECURITIES

Ladies and Gentlemen:

  We have acted as counsel for Time Warner Inc., a Delaware corporation (the "Company"), and Time Warner Capital I, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the proposed issuance by the Trust of Preferred Trust Securities (the "Preferred Securities") pursuant to the terms of a declaration of trust, dated as of August 2, 1995 (the "Declaration"), as amended and restated by an Amended and Restated Declaration of Trust dated as of the date of issuance of the Preferred Securities (as so amended and restated from time to time, the "Amended Declaration"), among the Company, as sponsor, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to a Guarantee Agreement to be dated as of the date of issuance of the Preferred Securities (the "Guarantee Agreement"), between the Company and The First National Bank of Chicago, as Trustee (the "Guarantee Trustee"). The assets of the Trust will consist of Subordinated Debentures of the Company (the "Subordinated Debentures"), which will be issued under an indenture dated as of the date of issuance of the Preferred Securities (the "Base Indenture"), between the Company and Chemical Bank, as Trustee (the "Indenture Trustee"), and the First Supplemental Indenture dated as of the date of issuance of the Preferred Securities, between the Company and the Indenture Trustee under the Indenture (the "Supplemental Indenture" and together with the Base Indenture, the "Indenture").

  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including (a) the Restated Certificate of Incorporation of the Company; (b) the By-laws of the Company; (c) the Registration Statement on Form S-3 (Registration Nos. 33-61523 and 33-61523-01) filed with the Securities and Exchange Commission (the "Commission") on August 2, 1995, as amended, (such Registration Statement, including all material incorporated by reference therein, the "Registration Statement"); (d) the Certificate of Trust of the Trust dated August 2, 1995, and filed with the Secretary of State of the State of Delaware on August 2, 1995; (e) the Declaration; (f) the form of the Amended Declaration; (g) the form of the Indenture; (h) the form of the Supplemental Indenture; (i) the form of Preferred Security attached as Exhibit B to the form of Amended Declaration and a specimen thereof; (j) the form of Common Security attached as Exhibit C to the form of Amended Declaration and a specimen thereof; (k) the Guarantee Agreement; and (l) the form of Subordinated Debentures attached as Exhibit A to the Indenture and a specimen thereof.

  Based on the foregoing, we are of opinion that the statements set forth in the Prospectus contained in the Registration Statement (the "Prospectus") under the caption "United States Federal Income Taxation", to the extent they constitute matters of law, accurately describe the material United States Federal income tax consequences to holders of the acquisition, holding and disposition of the Preferred Securities.

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  We also confirm that the statements set forth in the Prospectus under the caption "United States Federal Income Taxation" purporting to describe our opinion as to certain matters accurately describe our opinion as to those matters.

  We do not express any opinion as to any laws other than the Federal income tax laws of the United States of America.

  We know that we may be referred to in the Registration Statement, and we hereby consent to such use of our name in the Registration Statement, as well as to the use of this letter as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Cravath, Swaine & Moore

Time Warner Inc.
  75 Rockefeller Plaza
    New York, NY 10019

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